UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

RANGEFORD RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54306	777-116182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

556 Silicon Drive, Suite 103 Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 648-8062

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

Item 5.02.    Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2015, we reported that on May 27, 2015, our Board of Directors had notified Mr. Colin Richardson that the Company was not going to renew Mr. Richardson’s Corporate Officer Consulting Engagement Agreement (the “Agreement”), pursuant to which he served as the Company’s President.

On July 10, 2015, our Board of Directors and Mr. Richardson agreed to extend the term of the Agreement for an additional twelve month period, effective as of July 1, 2015, following the completion of the prior term ending June 30, 2015.  The Board and Mr. Richardson discussed all open issues and have agreed that there are no disputes between them.  They also discussed and agreed that the Company does in fact owe the Consultant past due compensation in connection with the prior term of the Agreement.  The Company and Consultant agree that we need to receive outside funding before any past or future earned compensation can be paid.  We will accrue earned compensation and payments will be made once funding is in place and we are operational.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2015	Rangeford Resources, Inc.

	By:	/s/ Michael Farmer
Michael Farmer, Chairman of the Board